Exhibit 4.1
Execution Version
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture (this “Supplemental Indenture”), dated as of September 30, 2021, among (a) Arcosa StonePoint, LLC, a Delaware limited liability company (“Arcosa StonePoint”), (b) StonePoint Holding, LLC, a Delaware limited liability company (“StonePoint Holding”), (c) StonePoint Intermediate Holding, LLC, a Delaware limited liability company (“StonePoint Intermediate Holding”), (d) StonePoint Materials LLC, a Delaware limited liability company (“StonePoint Materials”), (e) StonePoint Ultimate Holding, LLC, a Delaware limited liability company (“StonePoint Ultimate Holding”, and together with Arcosa StonePoint, StonePoint Holding, StonePoint Intermediate Holding and StonePoint Materials, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each of which is a Subsidiary of Arcosa, Inc., a Delaware corporation (the “Issuer”), (f) the Issuer, and (g) Wells Fargo Bank, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 6, 2021, providing for the issuance of an unlimited aggregate principal amount of 4.375% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article X thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF UNDER OR IN CONNECTION WITH, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.    Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic shall be deemed to be their original signatures for all purposes.
6.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.    The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signatures on the following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

ARCOSA STONEPOINT, LLC
STONEPOINT HOLDING, LLC
STONEPOINT INTERMEDIATE HOLDING, LLC
STONEPOINT MATERIALS LLC, and
STONEPOINT ULTIMATE HOLDING, LLC

By: /s/ Bryan P. Stevenson
Name: Bryan P. Stevenson Title: Assistant Secretary of each Guaranteeing Subsidiary
Signature Page to First Supplemental Indenture

ISSUER:

ARCOSA, INC.

By: /s/ Gail M. Peck Name: Gail M. Peck Title: Chief Financial Officer

Signature Page to First Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

                         By: /s/ Tina D. Gonzalez
                         Name: Tina D. Gonzalez
                         Title: Vice President
Signature Page to First Supplemental Indenture